SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

[X]	PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

November 27, 2000
Date of Report (Date of earliest event reported)

0-13580
(Commission File Number)

SUFFOLK BANCORP
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	11-2708279 (IRS Employer Identification No.)

6 West Second Street, Riverhead, New York (Address of principal executive offices)	11901 (Zip Code)

(631) 727-5667
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Item 5.   Other Events

             On November 27, 2000, the Board of Directors of Suffolk Bancorp elected Susan V.B. O’Shea to serve as a Director of Suffolk Bancorp and its banking subsidiary, The Suffolk County National Bank of Riverhead, effective immediately. Her directorship is an addition to the current board, which will include ten members after she assumes her duties.

Business Experience during Past Five Years: (Regulation S-K, Item 401(e)(1)).

             Ms. O’Shea has served as a Managing Director of AMK Realty of Bohemia, New York since 1987, and as a Managing Partner of LI Commercial Industrial Corp., also of Bohemia, since 1990. Both firms are involved in the ownership and management of multi-tenant industrial buildings on Long Island, New York. She has also served as a Vice President of Long Island Hardware, Inc. since 1979.

Item 7.   Exhibits

             Press Release dated 11/28/00

             “Suffolk Bancorp Elects Susan V.B. O’Shea Director”

SIGNATURES

             Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUFFOLK BANCORP
Date: November 28, 2000	By:	/s/ Douglas Ian Shaw

Vice President & Corporate Secretary